Exhibit 10.1

ESCROW AGREEMENT

THIS AGREEMENT is made effective the 2nd day of November, 2009.

BETWEEN:

INSIGHTFULMIND LEARNING INC., a company incorporated under the laws of Canada and having registered office at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

(hereinafter called the "Company")

AND:

MARK BURGERT, an individual, having a place of residence at 14446 North Bluff Road, White Rock, British Columbia, V4B 3C8

(hereinafter called "MB")

AND:

JEFFERSON THACHUK, an individual, having a place of residence at 1120 Martin Street, White Rock, British Columbia, V4B 3V7

(hereinafter called "JT")

WHEREAS:

A.                    The parties hereto are, together with others, parties to a share purchase agreement (the "Purchase Agreement") made effective the 10th day of August, 2009, pursuant to which the Company is to acquire all of the issued and outstanding share capital of Coronus Energy Corp. ("Coronus");

B.                    Pursuant to the terms of the Purchase Agreement, upon completion of the Acquisition and the Transfer (each as defined in the Purchase Agreement):

(a)
MB is required to enter into an escrow agreement pursuant to which (i) the 1,000,000 common shares of the Company acquired by him as a result of the Acquisition, (ii) the 1,012,500 common shares acquired by him as a result of the Transfer, and (iii) the 250,000 common shares of the Company currently held by him, will be escrowed (collectively, the "MB Shares"); and

(b)
JT is required to enter into an escrow agreement pursuant to which the balance of 2,262,500 common shares of the Company held by him, after giving effect to the Transfer, will be escrowed (the "JT Shares");

C.      This Agreement is intended to be the escrow agreement and to give effect to and govern the escrow set out in Recital B hereto;

NOW THEREFORE, this Agreement witness that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1            Number, gender, persons.  Words importing the singular number shall include the plural, and vice versa; words importing gender shall include the other gender; words importing individuals shall include corporations, societies, partnerships, proprietorships, trusts and other legal constructs and entities, and vice versa; and words importing any particular form of legal construct or entity shall include all other forms of legal constructs and entities interchangeably.

1.2         Time and currency.  Unless otherwise expressly stated, all references to time are references to Pacific Time, and all references to currency are references to lawful currency of the United States.

1.3                  Headings.  The use of headings in this Agreement and the schedules hereto are solely for ease of reference and shall not affect the interpretation or the construction of any provision hereof.

1.4                  References.  Unless otherwise stated, a reference to an Article, Section or other organizational division shall refer to the respective Article, Section or other organizational division of this Agreement.

ARTICLE 2

ESCROW

2.1                  Condition Precedent.  This Agreement and the parties' rights and obligations hereunder shall be subject to the completion of both the Acquisition and the Transfer (both as defined in the Purchase Agreement).

2.2                  Delivery into Escrow.  Upon completion of both the Acquisition and the Transfer:

(a)	MB shall immediately deliver to the Company or its designated escrow agent, certificates representing the MB Shares; and

(b)	JT shall immediately deliver to the Company or its designated escrow agent, certificates representing the JT Shares,

to be held in escrow pursuant to the terms hereof until released pursuant to Article 3 hereof.  For greater certainty, each of MB and JT (collectively, the "Escrowed Persons") irrevocably directs the Company or its designated agent to retain their respective MB Shares and the JT Shares (collectively, the "Escrowed Shares") pursuant to the terms of this Agreement.

2.3                  Effect of Escrow.  Except as specifically provided herein, no Escrowed Person shall sell, assign, transfer, encumber or otherwise dispose of or deal with, in any manner whatsoever, any of the Escrowed Shares or any beneficial ownership thereof or any interest therein, or otherwise agree to or permit any of the foregoing, unless, until and to the extent that such Escrowed Shares are released from escrow pursuant to Article 3 hereof.

2.4                  Corporate Enforcement of Escrow.  Except as specifically provided herein, the Company shall not accept or acknowledge any sale, assignment, transfer, encumbrance or other disposition of or dealing with any of the Escrowed Shares, or any beneficial ownership thereof or any interest therein, unless, until and to the extent that such Escrowed Shares are released from escrow pursuant to the terms hereof, including but not limited to any declaration of trust or any other documents or acts evidencing any change in legal or beneficial ownership of or any interest in the Escrowed Shares.

2.5                  Other Shareholder Rights.  The Escrowed Persons waive no other shareholder rights or privileges attached to the Escrowed Shares, except as required by section 2.4 herein.  For greater certainty, the Escrowed Persons may exercise all voting rights attached to the Escrowed Shares and are entitled to receive all dividends and other distributions on the Escrowed Shares if, as and when declared.

2.6                  Death of Escrowed Person.  Upon the death of an Escrowed Person, his respective Escrowed Shares remaining in escrow may be transferred to the persons legally entitled thereto, but such Escrowed Shares shall remain in escrow pursuant to the terms hereof until released from escrow pursuant to Article 3 hereof.  For greater certainty, each recipient of Escrowed Shares shall thereafter be an Escrowed Person bound by the provisions hereof.

2.7                  Termination.  This Agreement shall automatically terminate upon the release from escrow pursuant to the terms hereof of all Escrowed Shares.  This Agreement and the rights and obligations of the parties hereto shall not otherwise be terminated without the express written consent of all the parties hereto.

ARTICLE 3

RELEASE FROM ESCROW

3.1                  Release from Escrow.  As soon as practicable after the end of each calendar quarter (being a three month period ending on March 31, June 30, September 30 and December 31), the Company shall determine the consolidated revenue earned by it in said calendar quarter, and upon such determination shall immediately release from escrow hereunder:

(a)	one MB Share to the account of MB; and

(b)	one JT Share to the account of JT,

for each $1.00 in consolidated revenue earned by the Company in said calendar quarter.  For greater certainty, in the event that the MB Shares (or JT Shares) in escrow are held by more than one person, the Escrowed Shares released to the account of MB or JT, as the case may be, shall be released on a pro-rata basis amongst the subsequent holders of the MB Shares or JT Shares in escrow, as the case may be.

3.2                  Capital Adjustments.  If at any time during the Term of this Agreement, there shall be a reclassification of the Issuer's common shares, a change in the Issuer's common shares into other shares or securities, a subdivision or consolidation of the Issuer's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of MB Shares and JT Shares releasable pursuant to section 3.1 shall be adjusted proportionately

ARTICLE 4

ESCROW AGENT

4.1                  Escrow Agent.  The Company shall be entitled, but shall not be required, to appoint an agent for the purpose of implementing and maintaining the escrow provided for herein.  The parties hereto irrevocably and unconditionally acknowledge and agree with each other that the person from time to time implementing and maintaining the escrow provided for herein (the "Escrow Agent"), whether it be the Company or another appointed by it, shall have the following rights and protections:

(a)
The Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement.  The Escrow Agent is not a party to, and is not bound by, any provisions which may be evidenced by, or arise out of, any agreement or understanding related to the Escrowed Shares or the escrow thereof other than as herein set forth.

(b)
The Escrow Agent is not a registrar or transfer agent for any shares, options or other securities in the capital of the Company and has no obligation to inquire about the issuance of, ownership of or title to any such securities.

(c)
The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatever for the genuineness, validity, correctness or sufficiency of any instrument deposited with it, or for the form of execution of any such instrument, or for the identity or authority or right of any person or party executing such instrument.

(d)
The Escrow Agent shall not be responsible for or incur any liability for acting on any signature, request, consent, waiver, receipt or other notice, authorizations or documents believed by the Escrow Agent to be genuine, and the Escrow Agent may, acting reasonably, assume that any person purporting to give it any notice, authorization or document on behalf of any party in accordance with the provisions of this Agreement has been duly authorized and has the right to do so.

(e)
The Escrow Agent shall be entitled to rely on all documents provided to it without further investigation or inquiry into the genuineness, validity, correctness, sufficiency or reasonableness of such document.  The Escrow Agent shall not be required to construe any contract or instrument deposited with it, if any.

(f)
The Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to the Escrow Agent and unless it is indemnified, in a manner satisfactory to it, against such expense or liability.

(g)
The Escrow Agent may, at its discretion, seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be entitled to act or refrain from acting in accordance with the advice or instructions of such legal counsel.

(h)
The Escrow Agent shall not be answerable for the default or misconduct of any agent or legal counsel employed or appointed by it if such agent or legal counsel shall have been selected with reasonable care.

(i)
In the event of any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby, the Escrow Agent shall be entitled, at its discretion, to refuse to comply with any demands or claims on it, so long as such disagreement shall continue, and in so refusing the Escrow Agent may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing the Escrow Agent shall not be or become liable in any way or to any party or person for its failure or refusal to comply with such conflicting demands or adverse claims, and it shall be entitled to continue to so refrain from acting and to so refuse to act until the right of such party or person shall have finally been adjudicated in a court assuming and having jurisdiction over the assets involved herein or affected hereby, or all differences shall have been resolved and the Escrow Agent shall have been notified thereof in writing signed by all parties thereto.

(j)
The Escrow Agent shall be entitled to comply with and obey all judgments or orders granted, made or issued by any court of the Province of British Columbia whether the said court shall have jurisdiction to make such judgment or order or not, and in the event that the Escrow Agent complies with or obeys any such judgment or order of any such court, it shall not be liable to any of the parties or to any other person by reason of it notwithstanding the fact that the judgment or order may have been entered by a court not having jurisdiction to grant the judgment or order, or the judgment or order is thereafter modified, reversed, annulled, set aside or vacated.  In the event that the Escrow Agent is made a party to any such action or proceeding affecting the Escrowed Shares, it shall be entitled to receive from the Company or any other parties payment of any reasonable legal fees it may be required to incur, whether the solicitors were retained by it on a regular basis or are employed for the purpose of such action or proceeding only, and any other expense which it may have incurred or become liable to pay because of the deposit with it of the Escrowed Shares, and the Company agrees to jointly and severally with any other parties pay to the Escrow Agent on demand all such fees and expenses incurred by it and any costs or other amounts that may be imposed on it in any judgment or order granted as stated in this Agreement.

(k)
The Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own wilful default or gross negligence.  The Escrow Agent shall be automatically released from all responsibility and liability under this Agreement on the Escrow Agent's delivery of the Escrowed Shares in accordance with the provisions of this Agreement.

(l)
The Escrowed Persons and the Company agree to jointly and severally indemnify and hold harmless the Escrow Agent for any claims, losses, damages, costs and expenses, including any fees, disbursements and out-of-pocket expenses of any agent or legal counsel retained by the Escrow Agent, related to the performance of its obligations hereunder.

(m)
Notwithstanding anything to the contrary, the Escrow Agent shall have no duty to determine the performance or non-performance of any term or condition of any contract or agreement between the parties, including this Agreement, and the duties and responsibilities of the Escrow Agent are limited to those specifically stated in this Agreement.

4.2                  For greater certainty, upon the Company's appointment from time to time of another as Escrow Agent, the parties hereto irrevocably and unconditionally acknowledge and agree with each other and said Escrow Agent (who shall be deemed to be a party to this Agreement) that the Company's rights and protections as Escrow Agent hereunder are assigned to said Escrow Agent without further act or notice.

ARTICLE 5

ESCROWED PERSONS' REPRESENTATIONS AND WARRANTIES

5.1                  Escrowed Persons' representations and warranties.  Each Escrowed Person represents and warrants to the Company that:

(a)
the Escrowed Person has not sold, assigned, transferred, encumbered or otherwise disposed of or dealt with, directly or indirectly, in any manner whatsoever, any of his respective Escrowed Shares or any beneficial ownership thereof or any interest therein, or otherwise agreed to or permitted any of the foregoing,

(b)	no person has any option, agreement or other right or privilege to acquire any of the Escrowed Person's respective Escrowed Shares or any interest therein;

(c)
the Escrowed Person has the full power and authority and lawful right, and in the case of a corporation or other legal construct or entity, has taken all such corporate and other action and received all such authorizations as are necessary or advisable, to enter into and to perform its obligations under this Agreement; and

(d)	this Agreement has been duly and validly executed and delivered by the Escrowed Person and is binding upon and enforceable against it in accordance with its terms.

ARTICLE 6

GENERAL

6.1                  Notices.  All notices and communications required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile (with confirmed receipt) or prepaid mail to the recipient at its respective address indicated on the face page hereof.  Such shall be deemed to be validly given and received: (i) if personally delivered or sent by facsimile transmission (with confirmed receipt), on the date of delivery or transmission if delivered or transmitted during normal business hours and on the next business day following the date of delivery or transmission if delivered or transmitted after normal business hours; and (ii) if sent by prepaid mail, on the date which is five (5) business days after the date of mailing excluding all days in which postal service is disrupted.  Either party may from time to time change its address by notice to the other in accordance with this section.

6.2                  Entire agreement and Amendment.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior communications, understandings and agreements between the parties or any of them with respect to the subject matter hereof.  This Agreement may only be amended by instrument in writing signed by the parties hereto, including as applicable the Escrow Agent in respect of any amendment to Article 4.

6.3                  Further Assurances.  Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments and assurances, and to do such further acts and things, as may be necessary or desirable to give effect to this Agreement.

6.4                  Assignment and enurement.  This Agreement is personal in nature and shall not be assigned or otherwise transferred, in whole or in part, without the express written consent of the parties hereto.  This Agreement shall enure to the benefit of and be binding on the parties and their respective executors, heirs, administrators, successors and permitted assigns.

6.5                  Governing law.  This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The parties agree that the courts of British Columbia shall have sole jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement, and the parties agree to attorn to the jurisdiction of such courts.

6.6                  Construction.  This Agreement has been negotiated and approved by the parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship thereof.

6.7                  Counterparts and delivery.  This Agreement may be executed in counterparts and delivered by facsimile, and such counterparts and facsimiles when howsoever signed or delivered shall be deemed to be originally executed documents and together constitute one and the same executed instrument bearing the date set forth above notwithstanding the date of actual execution.

6.8                  Time.  Time shall be of the essence hereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

INSIGHTFULMIND LEARNING INC.

Per:   DAVID HOLMES
        Authorized Signatory, David Holmes, Director

Signed by MARK BURGERT	)
in the presence of:	)
)
Jefferson Thachuk	)
Print Name	)
JEFFERSON THACHUK	)	MARK BURGERT
Signature	)	MARK BURGERT
1120 Martin St. White Rock, B.C.	)
Address	)
Businessman	)
Occupation	)

Signed by JEFFERSON THACHUK in the presence of:	)
Mark Burgert	)
Print Name	)
MARK BURGERT	)	JEFFERSON THACHUK
Signature	)	JEFFERSON THACHUK
14446 North Bluff Rd, White Rock, B.C.	)
Address	)
Businessman	)
Occupation	)